                                                                   Exhibit 10.2

                            SECOND AMENDMENT TO LEASE

     WHEREAS, JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
("Landlord") and SONESTA INTERNATIONAL HOTELS CORPORATION ("Tenant") entered into a Lease dated June 26, 1979 and amended by a Revised First Amendment to Lease dated May 30, 1989 demising certain Premises in the John Hancock Tower, 200 Clarendon Street, Boston, MA (the "Lease"); and

     WHEREAS, pursuant to the terms of the Lease, Tenant currently leases 14,772 square feet of space located on the 41st floor (the "T-41 Premises") and 11,137 square feet of space on the 51st floor (the "T-51 Premises") all as more fully described in the Lease; and

     WHEREAS, the term of the Lease for the T-41 Premises and the T-51 Premises is scheduled to expire on October 28, 1994; and

     WHEREAS, Tenant desires to amend the Lease by extending the term of the Lease for the T-41 Premises for an additional period of ten years (and return the T-51 Premises to Landlord on the scheduled October 28, 1994 expiration date); and

     WHEREAS, Landlord and Tenant desire to amend the Lease to provide for the above;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lease is hereby amended as follows:

     1. T-51 PREMISES. Landlord and Tenant acknowledge that the term of the Lease with respect to the T-51 Premises shall expire on the scheduled expiration date of October 28, 1994. Without limiting any other provision in the Lease, Tenant shall surrender possession of the T-51 Premises to Landlord on October 28, 1994 in compliance with Section 18 of the Lease, free and clear of all occupants and subtenants, including but not limited to, Standish Care Company, Inc. and Pacific Financial Research, Inc.

     2. T-41 PREMISES EXTENSION. The term of Lease with respect to the T-41 Premises is hereby extended for an additional period of 10 years, commencing October 29, 1994 and expiring on October 31, 2004 (herein the "Extension Term"), unless sooner terminated pursuant to the terms of the Lease. From and after October 29, 1994 the term "Premises" under the Lease shall mean and refer only to the T-41 Premises.

     3. BASE RENT DURING EXTENSION TERM. Effective October 29, 1994 and continuing through October 31, 1999, the Base Rent for the Premises shall be at an annual rate of $413,616.00 (14,772 rentable square feet at $28.00 per square foot), payable by Tenant to Landlord in equal monthly installments of $34,468.00. From November 1, 1999 and continuing through October 31, 2004, the Base Rent for the Premises shall be at an annual rate of $457,932.00 (14,772 rentable square feet at $31.00 per square foot), payable by Tenant to Landlord in equal monthly installments of $38,161.00. Tenant's Proportionate Share of Ownership Taxes, Operating Expenses and Utility Expenses shall be as set forth in Section 5 herein.

     4.   RENTAL ABATEMENT.

          (a) Notwithstanding the provisions of Section 3, above, Tenant shall not be obligated to pay Base Rent with respect to the Premises during the twelve month period from October 29, 1994 through and including October 31, 1995.

          (b) Notwithstanding Sections 3 and 4(a) above to the contrary, provided Tenant is not otherwise in default under the Lease, both at the time of the Rental Notice (as hereinafter defined) and thereafter, Tenant may elect, by written notice ("Rental Notice") received by Landlord on or before 5:00 P.M. on September 7, 1994, to pay annual Base Rent as set forth in subsection (i) below in lieu of the rental abatement described in Section 4(a) above.

               (i) In the event Tenant delivers the Rental Notice as described above, effective October 29, 1994 and continuing through October 31, 1999, the Base Rent for the Premises shall be at an annual rate of $372,264.40 (14,772 rentable square feet at $25.20 per square foot), payable by Tenant to Landlord in equal monthly installments of $31,021.20. From November 1, 1999 and continuing through October 31, 2004, the Base Rent for the Premises shall be at an annual rate of $416,570.40 (14,772 rentable square feet at $28.20 per square foot), payable by Tenant to Landlord in equal monthly installments of $34,714.20). Tenant's Proportionate Share of Ownership Taxes, Operating Expenses and Utility Expenses shall be as set forth in Section 5 herein.

     5. OPERATING/UTILITY AND TAX EXPENSES. Effective October 29, 1994 Tenant's proportionate share of Ownership Taxes, Operating Expenses and Utility Expenses shall be .9247% (based upon occupancy of 14,772 rentable square feet). The Base Year for Ownership Taxes under
          Section 2(a) of the Lease shall be fiscal year 1994 (July 1, 1994 through June 30, 1995). Also effective October 29, 1994, Tenant's Base Year for Operating Expenses and Utility Expenses under Section 2(b) of the Lease shall be calendar year 1994.

     6. TENANT ALLOWANCE. Landlord shall make available to Tenant a tenant allowance (the "Tenant Allowance") of up to 100% of Tenant's true and actual specialized costs of space plans, construction drawings and construction costs in connection with the reconfiguration of the T-41 Premises up to a maximum of $100,000.00; provided that Landlord shall have no obligation to make any payment under this section for any Tenant construction for which Completion, Payment and Lien Evidence (as defined below) has not been submitted to Landlord before November 1, 1995. Subject to the foregoing provisions and time limitation, and provided that Tenant is not in default under the Lease, payment by Landlord of the Tenant Allowance shall be made to Tenant within 30 days of receipt by Landlord of (i) a request for advance from Tenant, stating the amount requested and an itemization of the construction costs forming a part of such advance, (ii) a certification of Tenant's architect that the construction work covered by such advance has been completed in accordance with approved plans and specifications, (iii) evidence reasonably satisfactory to Landlord that the payment does not exceed the out-of-pocket costs and expenses theretofore incurred by Tenant and (iv) evidence that the requisite lien period has expired which may give rise to a mechanic's or materialmen's lien or the receipt of such evidence as may be required to assure Landlord that no claim made thereafter may arise with respect to any such work performed or labor or materials supplied (items (i) through (iv) are collectively referred to as "Completion, Payment and Lien Evidence"). Such payments shall be conditioned upon inspection and approval by Landlord of the work done and the material furnished and such inspection shall be made within ten (10) business days after Landlord has received all items provided above. Any request for an advance may not be submitted to Landlord more frequently than once per month. Notwithstanding anything in this Second Amendment to the contrary, any and all alterations, improvements or additions to the Premises are subject to the prior written consent of Landlord (which consent shall not be unreasonably withheld), as provided in Section 10 of the

          Lease. Notwithstanding any provision in the Lease to the contrary, Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of federal, state, county, and municipal authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation, or alteration of the Premises, including without limitation the Americans with Disabilities Act.

     7. OPTION TO EXTEND LEASE. Section 29 - Option to Extend Lease is hereby deleted in its entirety and the following Section 29 is inserted in its stead.

          "SECTION 29 - TERM EXTENSION OPTION.

          (a) OPTION. Tenant shall have the option (the "Extension Option") to extend the Term hereof for an additional period of five (5) years for the period commencing on November 1, 2004 and terminating on October 31, 2009 (the "Extension Term"). Tenant shall give written notice to Landlord of the exercise thereof not later than November 1, 2003. In exercising the Extension Option hereunder, Tenant acknowledges time is of the essence. If Tenant fails to exercise the Extension Option on or before the date specified above, Tenant shall be deemed to have waived all of its rights with respect to the Extension Option.

          (b) TERMS AND CONDITIONS. If the Extension Option is duly exercised as aforesaid, the Term of this Lease shall be automatically extended for the Extension Term upon all the same terms, provisions and conditions set forth in this Lease except that with respect to the Extension Term, Landlord shall not be obligated to provide any so called "free rent" or tenant improvement allowance or other tenant inducements and Base Rent for the Extension Term shall be determined as provided in Section 29 (c) below. In the event that the Extension Option is duly exercised, all references contained in this Lease to the Term hereof, whether by number of years or number of months, shall be construed to refer to the original Term hereof extended as aforesaid, whether or not specific reference thereto is made in this Lease.

          (c) RENT DURING EXTENSION TERM. In the event Tenant exercises the Extension Option as herein provided, commencing on the first day of the Extension Term, Tenant shall pay to Landlord for the Premises then leased by Tenant annual Base Rent equal to the "Fair Rental Value", as hereinafter determined, and Tenant's share of Operating Expenses and Taxes for the Property determined in accordance with Section 2 of the Lease.

          For the purposes of this Lease, "Fair Rental Value" shall mean the annual fair rental for the Premises to be leased by Tenant pursuant to its exercise of the Extension Option that would be agreed upon between a landlord and a tenant executing a lease in a comparable building of comparable age for comparable square footage located in Boston (Back
          Bay) for a comparable term in light of all of the other business terms of the Lease, taking the following assumptions into account while determining "Fair Rental Value":

               (i) the Landlord and Tenant are well informed and well advised and each is acting in what it considers its own best interests;

               (ii) the rental shall reflect the condition of the Premises and all residual value of any improvements to the Premises;

               (iii) the method by which square footage is measured is similar to the measure used in the Lease;

               (iv) the credit worthiness of the Tenant is similar to the credit worthiness of Tenant at the time the option to extend the Lease is exercised; and

               (v) the base year for determining Tenant's share of Operating Expenses and Utility Expenses under Section 2(b) of the Lease shall be calendar year 1999 and the base year for Ownership Taxes under Section 2(a) of the Lease shall be fiscal year 1999.

          (d) DETERMINATION OF FAIR RENTAL VALUE. To assist Tenant in determining whether to exercise the Extension Option, upon a written request given by Tenant to Landlord not earlier than June 1, 2003 nor later than October 1, 2003, Landlord shall within twenty (20) days of such request give written notice to Tenant of Landlord's determination of the aforesaid Fair Rental Value of the Premises for the Extension Term. The amount so designated by Landlord shall be the annual Base Rent for the Premises for the Extension Term unless, within thirty
          (30) days after Landlord shall have given such notice, Tenant shall give notice to Landlord exercising Tenant's right of appraisal to determine such Fair Rental Value pursuant to the provisions of Section 30 of the Lease, in which event such Fair Rental Value shall be determined by the appraisal process thereunder.

          Should Tenant elect to exercise its right of appraisal and should the appraisal not have been concluded prior to the date on which Tenant's obligation to pay Rent for the Extension Term shall have occurred, Tenant shall continue to pay the then existing annual Base Rent. If the Fair Rental Value as determined by appraisal is greater than or less than the then existing Base Rent, then any adjustment required to correct the amount previously paid shall be made by payment by the appropriate party within ten (10) days after such determination of Fair Rental Value.

          (e) CONDITIONS PRECEDENT TO EXERCISE. Notwithstanding any contrary provision of this Section 29 or any other provision of this Lease, the Extension Option and any exercise by Tenant of the Extension Option shall be void and of no effect unless on the date Tenant notifies Landlord that it is exercising the Extension Option and on the date of commencement of the Extension Term (i) this Lease is in full force and effect, (ii) no Event of Default on the part of Tenant has occurred under this Lease and is continuing, and (iii) Tenant has neither assigned this Lease nor sublet more than 4,772 rentable square feet of the T-41 Premises; provided, however, that Landlord reserves the right to waive the provisions of this subsection 29(e).

          (f) AMENDMENT. In the event Tenant elects to exercise the Extension Option as set forth in this Section 29, Landlord and Tenant agree to enter into an amendment to this Lease to confirm such exercise and to document all changes to the Lease, as amended, resulting from the exercise of such Option.

     8. SECTION 30 - ARBITRATION is hereby deleted and the following Section 30 is inserted in its stead:

          "SECTION 30 - APPRAISAL OF FAIR RENTAL VALUE. In the event that Tenant disputes the amount claimed by Landlord as Fair Rental Value pursuant to Section 29, and such dispute cannot be resolved by mutual agreement, the dispute shall be submitted to the appraisal process hereinafter set forth. The amount of Fair Rental Value determined pursuant to such appraisal process shall be final and binding between the parties. The appraisal process shall be conducted as follows:

          (a)  Tenant shall make demand for appraisal in writing within thirty
          (30) days after receipt of Landlord's written determination of Fair Rental Value given under Section 29 specifying therein the name and address of the person to act as the appraiser on its behalf. The appraiser shall be a real estate appraiser with at least ten years' experience in the field and a qualified member of the American Institute of Real Estate Appraisers, or any successor of such Institute (or if such organization or successor shall no longer be in existence, a recognized national association or institute of land appraisers) familiar with the fair market rent of first-class commercial office space in the downtown Boston (Back Bay) area. Failure on the part of Tenant to make a timely and proper demand for such appraisal shall constitute a waiver of the right thereto. Within ten (10) business days after the service of the demand for appraisal, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as appraiser on it behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its appraiser, within or by the time above specified, then Tenant may thereafter send a second notice to Landlord indicating such failure and requesting Landlord to appoint such an appraiser. If Landlord fails to notify Tenant of the appointment of its appraiser within five (5) business days after its receipt of said second notice by Tenant then the appraiser appointed by Tenant shall be the sole appraiser to determine the issue.

          (b)  In the event that two (2) appraisers are chosen pursuant to
          Section 30(a) above, the appraisers so chosen shall meet within ten
          (10) business days after the second appraiser is appointed and, if within ten (10) business days after such first meeting the two appraisers shall be unable to agree upon a determination of Fair Rental Value they, themselves, shall appoint a third appraiser, who shall be a competent and impartial person with qualifications similar to those required of the first two appraisers. In the event they are unable to agree upon such appointment within five (5) business days after expiration of said ten (10) day period, the third appraiser shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) business days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by an officer of the American Arbitration Association in Boston. The three (3) appraisers shall decide the dispute, if it has not previously been resolved, by following the procedure set forth in Section 30(c) below.

          (c) Where the issue cannot be resolved by agreement between the two appraisers selected by Landlord and Tenant or by settlement between the parties during the course of the appraisal process, the issue shall be resolved by the three appraisers in accordance with the following procedure. Within thirty (30) days after the third appraiser has been selected, each appraiser shall state in writing his determination of the Fair Rental Value, supported by the reasons therefor, with counterpart copies to each party. The appraisers shall arrange for a simultaneous exchange of such proposed determinations. If the third appraisal shall exceed the higher of the first two appraisals, the Fair Rental Value shall be the average of the third appraisal and said higher appraisal. If the third appraisal shall be less than the lower of the first two appraisals, the Fair Rental
          Value shall be the average of the third appraisal and said lower appraisal. In all other cases, the Fair Rental Value shall be the third appraisal. All such determinations of Fair Rental Value shall be final and binding upon the parties. This provision for determination by appraisal shall be specifically enforceable to the extent such remedies are available under applicable law, and any determination hereunder shall be final and binding upon the parties hereto, and either party shall have the right to enter judgment thereon, unless otherwise provided by applicable law. If a determination of Fair Rental Value is to be made pursuant to this
          Section 30, Landlord and Tenant shall each pay for the fees and disbursements of any appraiser appointed by it and shall share equally in the fees and expenses of any third appraiser.

          (d) In the event of a failure, refusal or inability of any appraiser to act, his successor shall be appointed by him, but in the case of the third appraiser, his successor shall be appointed in the same manner as provided for appointment of the third appraiser."

     Except as hereinabove mentioned, the Lease shall remain in full force and effect.

     EXECUTED as a sealed instrument this 22nd day of March, 1994.

                                   JOHN HANCOCK MUTUAL LIFE
                                   INSURANCE COMPANY


                                   By: /S/ LAURENCE W. GABOURY
                                      --------------------------------
                                        Title:

                                   SONESTA INTERNATIONAL HOTELS
                                   CORPORATION


                                   By: /S/ PETER J. SONNABEND
                                      --------------------------------
                                        Title:  Vice President